UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2013

BALTIC TRADING LIMITED

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Exhibit 1.1 filed with this Current Report contains the form of Underwriting Agreement proposed to be entered into by Baltic Trading Limited (the “Company”) and the underwriters listed therein in connection with the Company’s proposed public offering of common stock (the “Common Stock”) pursuant to its Registration Statement on Form S-3 (No. 333-168700) (the “Registration Statement”) previously filed with the U.S. Securities and Exchange Commission, and its prospectus supplement and accompanying prospectus for such offering. This exhibit is hereby incorporated by reference into the Registration Statement.

Exhibit 99.1 filed with this Current Report contains certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement relates to the Common Stock.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this presentation are the following: whether the Company is able to complete the proposed offering and the amount of net proceeds it may obtain from such offering and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Company’s report on Form 10-K for the year ended December 31, 2012 and its subsequent reports on Form 10-Q and Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement in respect of the offering of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE: September 19, 2013

/s/ John C. Wobensmith
John C. Wobensmith
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement in respect of the offering of Common Stock.